UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
LORILLARD, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-1911176 (I.R.S. Employer or Identification No.)

714 Green Valley Road Greensboro, North Carolina (Address of principal executive offices)	27408-7018 (Zip Code)
LORILLARD TOBACCO COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-3518571 (I.R.S. Employer or Identification No.)

714 Green Valley Road Greensboro, North Carolina (Address of principal executive offices)	27408-7018 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

8.125% Senior Notes due 2019 of Lorillard Tobacco Company	New York Stock Exchange

Guarantees of 8.125% Senior Notes due 2019 of Lorillard Tobacco Company by Lorillard, Inc.	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration statement file numbers to which this form relates: 333-159902 and 333-159902-01
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     For a description of the notes and the guarantees being registered hereunder, reference is made to the information set forth under the headings “Description of Debt Securities” and “Description of Guarantees of Debt Securities” in the Registration Statement of Lorillard, Inc. (“Lorillard”) and Lorillard Tobacco Company on Form S-3 (File Nos. 333-159902 and 333-159902-01, respectively) (the “Registration Statement”) and under the heading “Description of Notes” in Lorillard’s Prospectus Supplement, dated June 18, 2009, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) under the Securities Act of 1933, which information is incorporated herein by reference.

Item 2.	Exhibits.

4.1	First Supplemental Indenture, dated June 23, 2009, between Lorillard Tobacco Company (incorporated by reference to Exhibit 4.1 to Lorillard, Inc.’s Current Report on Form 8-K, filed on June 23, 2009).

4.2	Form of 8.125% Senior Note due 2019 of Lorillard Tobacco Company (included in Exhibit 4.1 above).

4.3	Form of Guarantee by Lorillard, Inc. of Senior Notes due 2019 of Lorillard Tobacco Company (included in Exhibit 4.1 above).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LORILLARD, INC. (Registrant)
By:	/s/ David H. Taylor
	Name:	David H. Taylor
	Title:	Executive Vice President, Finance and Planning and Chief Financial Officer

LORILLARD TOBACCO COMPANY (Registrant)
By:	/s/ David H. Taylor
	Name:	David H. Taylor
	Title:	Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: June 23, 2009